Exhibit EX-99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the attached report of The UBS Funds (the “Registrant”) on Form N-CSR (the “Report”), each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer’s knowledge:

1)              The Registrant’s periodic report on Form N-CSR/A on behalf of the UBS Dynamic Alpha Fund for the period ended December 31, 2009 (the “Form N-CSR/A”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; as applicable; and

2)              the information contained in the Form N-CSR/A in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant, on behalf of the UBS Dynamic Alpha Fund, as of, and for, the periods presented in the Report.

Dated:	June 15, 2010

By:	/s/ Mark E. Carver
Mark E. Carver
President

Dated:	June 15, 2010

By:	/s/ Thomas Disbrow
Thomas Disbrow
Treasurer and Principal Accounting Officer

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.